UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2016

FLIR Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification No.)

27700A SW Parkway Ave	97070
(Address of Principal Executive Offices)	(Zip Code)

503-498-3547

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

October 1, 2016, FLIR Systems, Inc., an Oregon corporation (“FLIR”), entered into an Asset Purchase Agreement (the “APA”), dated as of October 1, 2016, by and among FLIR Integrated Imaging Solutions, Inc., a British Columbia company (the “Purchaser”), Point Grey Research Inc., a Canadian corporation (the “Seller”), FLIR and certain shareholders of the Seller. Pursuant to the APA, Purchaser agreed to purchase and assume substantially all of the assets and liabilities of the Seller (the “Transaction”).

On November 4, 2016, Purchaser completed the Transaction for a purchase price of approximately $259 million (including the value of the Seller’s cash balance), which amount is subject to a post-closing working capital adjustment.

FLIR previously disclosed the Transaction and its announcement thereof in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2016 and disclosed the entry into the APA in a Current Report on Form 8-K filed with the SEC on October 7, 2016 (the “October 7th 8-K”).

The foregoing description of the APA and the transactions contemplated thereby contained in this Item 2.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the APA, a copy of which is attached as Exhibit 2.1 to the October 7th 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 4, 2016, FLIR Systems, Inc. announced that it had closed the Transaction. The press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and the related Item 9.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of FLIR Systems, Inc. dated November 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.

Date: November 4, 2016	By:	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of FLIR Systems, Inc. dated November 4, 2016.